Exhibit 10.1

WAIVER AND AMENDMENT NO. 1 AGREEMENT

WAIVER AND AMENDMENT NO. 1 AGREEMENT, dated as of October 23, 2006 (this “Amendment”), to the Amended and Restated Loan and Facilities Agreement, dated as of August 31, 2004 (as the same may be amended, supplemented or modified from time to time in accordance with its terms, the “Loan Agreement”), by and among the lenders party thereto (the “Lenders”), The Bank of New York, as administrative agent and collateral agent (the “Agent”), and Opbiz, L.L.C., a Nevada limited liability company, as borrower (the “Borrower”).

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Loan Agreement;

WHEREAS, the Borrower has requested that the Lenders and Agent waive certain alleged Events of Default and amend the Loan Agreement as set forth herein;

WHEREAS, pursuant to Section 11.14(a) of the Loan Agreement (Modification), the consent of the Required Lenders is required to effect the waivers and amendments set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Agent and each of the Lenders party to a Lender’s Consent (as defined below) constituting Required Lenders (such Lenders, the “Consenting Lenders”) are willing to waive the alleged Events of Default and amend the Loan Agreement as set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein, or the context otherwise requires, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2.           Amendments to Loan Agreement.  Subject to the terms and conditions set forth herein, the Loan Agreement is hereby amended as follows:

(a)           The following new defined term is hereby added to Section 1.1 of the Loan Agreement (Specific Definitions):

“ “Waiver Effective Date” means October 23, 2006, the date that the Waiver and Amendment No. 1 to the Loan Agreement became effective .”

(b)           The definition of “Loan Documents” set forth in Section 1.1 of the Loan Agreement (Specific Definitions) is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“ “Loan Documents” means, collectively, this Agreement, the Term Loan Notes, the Financing Statements, any Security Document, the Environmental Indemnity (if any), the Subordination Agreements, the Borrower Certificate, the Representation and Warranty Certificate, any Hedging Agreement, the Holdings Guarantee, the Mezzanine Intercreditor Agreement, the Warrants, and such other documents, agreements and instruments evidencing, securing or pertaining to the Obligations, or any part thereof executed by the Borrower, any Manager or any other Person or, as shall, from time to time thereafter be executed and delivered by the Borrower, any Manager or any other Person, in each case pursuant to or in connection with the Loan or any other Loan Document.  “Loan Documents” shall  expressly exclude any and all of the Pre-Petition Credit Agreement, the GECC Facilities Agreement and any documents and agreements executed in connection therewith or contemplated thereby, except to the extent any of the foregoing agreements or instruments have been amended and restated and signed by the Borrower pursuant to this Agreement or any other Loan Document.”

(c)           The definition of “Letter of Credit” set forth in Section 1.1 of the Loan Agreement (Specific Definitions) is hereby amended by deleting such definition in its entirety.

(d)           The definition of “Renovation Capital Expenditure Account” set forth in Section 1.1 of the Loan Agreement (Specific Definitions) is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“ “Renovation Capital Expenditure Account” means an account of the Borrower held at The Bank of New York and subject to a deposit account control agreement (in form and substance reasonably satisfactory to the Agent) designated for Renovation Capital Expenditures (it being understood that the Borrower may withdraw funds from such account solely in order to satisfy its obligations to spend $90,000,000 on and for Renovation Capital Expenditures as provided herein).”

(e)           The definition of “Theater Renovation Account” set forth in Section 1.1 of the Loan Agreement (Specific Definitions) is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“ “Theater Renovation Account” means the Theater Escrow Account (as defined in the Mezzanine Loan Agreement) (it being understood that the Borrower may withdraw funds from such account solely to be used in order to satisfy the Borrower’s obligations to spend $90,000,000 on and for Renovation Capital Expenditures as provided herein).”

(f)            Section 2.7 of the Loan Agreement (Term Loan Account) is hereby amended by deleting such clause in its entirety and replacing it with the following new Section 2.7:

“Section 2.7           Term Loan Account.  The Agent will establish a loan account for the Borrower with each Lender.  Unless the Agent otherwise elects, the principal amount of each Term Loan A and each Term Loan B, the amount of each required principal repayment, all accrued interest, all fees, all payments due to the Agent or a Lender from the Borrower under Sections 3.8 (Requirements of Law), 3.9 (Capital Adequacy Costs), and 3.11 (Indemnity), and all costs and expenses described in Section 11.10 (Fees and Expenses) will be charged to the Borrower’s account with the Agent or Affiliate thereof, and upon an Event of Default, the Agent may direct or cause the Borrower to direct payment from the Theater Renovation Account or from such other account of the Borrower subject to a deposit account control agreement in favor of the Agent (and in form and substance reasonably satisfactory to the Agent) as of the date made, or the date such other amount is due from the Borrower or is paid or incurred by the Agent or a Lender, or the date such amount becomes chargeable to the Borrower’s loan account pursuant to Section 11.10 (Fees and Expenses), as the case may be.”

(g)           Section 4.3(b) of the Loan Agreement (Mandatory Prepayments—Renovation Capital Expenditures) is hereby amended by deleting such clause in its entirety and replacing it with “Intentionally Omitted.”

(h)           Section 7.13 of the Loan Agreement (Use of Additional Capital for Renovation Capital Expenditures) is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 7.13:

“Section 7.13         Use of Additional Capital for Renovation Capital Expenditures and Related Matters.   The Borrower shall spend and pay not less than $90,000,000 on and for Renovation Capital Expenditures as described in the next sentence and the last sentence of this Section 7.13. The Borrower shall spend and pay (i) not less than $81,000,000 on and for Renovation Capital Expenditures for works of improvement in place or for work actually performed on or in the Premises, and for the purchase of fixtures or materials which are or which will be stored on the Premises so long as the Agent has at all times a duly perfected first priority security interest in such fixtures or materials, payment of labor or professionals for work actually performed and other costs actually incurred, in each case as of the date of payment (all of which shall be made pursuant to bona fide, commercially reasonable, arms length, fully executed agreements with third parties delivered to the Agent pursuant to Section 7.2(e)(ii) and Section 7.33), by no later than April 30, 2007 and (ii) an additional $9,000,000 for a total of $90,000,000 on and for Renovation Capital Expenditures for works of improvement in place or for work actually performed on or in the Premises, and for the purchase of fixtures or materials which are or which will be stored on the Premises so long as the Agent has at all times a duly perfected first priority security interest in such fixtures or materials stored on the Premises, the payment of labor or professionals for work actually performed and other costs actually incurred, in each case as of the date of payment (all of which shall be made pursuant to bona fide, commercially reasonable, arms length, fully executed agreements with third parties delivered to the Agent pursuant to Section 7.2(e)(ii) and Section 7.33), on or before August 31, 2007.  The Borrower hereby acknowledges and agrees that the $14,000,000 payment described in Section 5.1(x), shall not reduce the total $90,000,000 of Renovation Capital Expenditures required to be made pursuant to this Section 7.13.  In addition, the Borrower shall use commercially reasonable efforts to substantially complete all of the items set forth on Exhibit L by no later than August 31, 2007. The Borrower hereby agrees that in no event shall it prepay for materials, fixtures, labor, fabrication, services or other items that constitute Renovation Capital Expenditures in exchange for future discounts, consideration or otherwise other than up to $5,000,000 outstanding at any one time (which $5,000,000 limitation shall be in addition to the $5,000,000 outstanding prior to the Waiver Effective Date) which may be spent for prepaid fabricated items or deposits for the purchase of fixtures or materials, and the Borrower shall specify in any request for funds to be disbursed whether it intends to prepay in accordance with this last sentence of Section 7.13 and the amount of any such prepayment.”

(i)            Section 7.14 of the Loan Agreement (Letter of Credit) is hereby amended by deleting such Section in its entirety and replacing it with “Intentionally Omitted.”

(j)            Section 7.18(b) of the Loan Agreement (Repairs) is hereby amended by deleting the last sentence of such Section and replacing it with the following new sentence: “The Borrower shall not undertake to construct (i) any Renovation Capital Expenditures and any other Significant Repair or Improvement except in compliance with this Section 7.18(b) hereof, and (ii) with respect to any Renovation Capital Expenditures, also in compliance with Section 7.13 and Section 7.33.”

(k)           A new Section 7.33 is hereby added to the Loan Agreement as follows:

“Section 7.33         Certain Requirements Relating to Disbursement of Funds in the Renovation Capital Expenditure Account. Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including, without limitation, the control agreement governing the Renovation Capital Expenditure Account), at least three Business Days prior to the Borrower requesting that any amounts in the Renovation Capital Expenditure Account be disbursed, the Borrower shall deliver to the Agent a construction draw request substantially in the form attached hereto as Exhibit B which shall in any event include the following, (i) an explanation of the proposed uses of the funds, including without limitation, the name of all entities to receive payment, (ii) a comparison between expenses incurred to date and (x) expenses budgeted in the Borrower’s phasing plans delivered to the Agent on or about September 20, 2006 and (y) expenses budgeted in the Borrower’s overall budget, (iii) the amount and nature of any Renovation Capital Expenditures made since the last request for disbursement of funds with, to the extent not previously delivered to the Agent, attached copies of any contracts entered into, invoices received and evidence of payment made with respect to any such expenditure, and (iv) copies of any construction draw requests, invoices and other disbursement requests received by the Borrower or any Affiliate which the Borrower intends to pay with the funds that it is currently requesting to be disbursed. Upon the Agent’s receipt of a duly completed construction draw request that conforms to the requirements of this Section 7.33 and provided that the Borrower shall utilize the funds as required by this Agreement (including, without limitation, by Section 7.13) and provided, further that no Event of Default exists at such time or would result therefrom, the Agent shall use commercially reasonable efforts to cause the funds to be disbursed within 7 Business Days following receipt of such construction draw request.”

(l)            Section 9.1(c)(ii) of the Loan Agreement (Events of Default) is hereby amended by adding, “7.33” after “7.30” and before “or Article 8” in such clause.

SECTION 3.           Waivers.  The Agent and the Required Lenders have alleged that certain Events of Default exist under the Loan Agreement. Without any admission of liability on the part of the Borrower, the Agent and the Required Lenders each hereby waives the Events of Default resulting from the Borrower’s violation of (i) Section 7.2(a) of the Loan Agreement, (ii) Section 7.2(b) of the Loan Agreement, (iii) Section 7.2(c)(i) of the Loan Agreement, (iv) Section 7.2(d) of the Loan Agreement, (iv) Section 7.2(e) of the Loan Agreement, (v) Section 7.2(l) of the Loan Agreement, (vi) Section 7.2(p) of the Loan Agreement solely relating to the Borrower’s failure to deliver to the Agent prior to the Waiver Effective Date copies of the monthly reports on the progress of the renovations that were required to be delivered to the Mezzanine Lenders, (vii) Section 7.13 of the Loan Agreement (and related Section 4.3 of the Loan Agreement) relating to Borrower’s failure, in each case, to spend and pay at least $72,000,000 on and for Renovation Capital Expenditures by the First Renovation Capital Expenditure Date, (viii) Section 7.18(b) of the Loan Agreement solely with respect to requirements or conditions that relate to Renovation Capital Expenditures, and (ix) Section 7.24 of the Loan Agreement solely with respect to any Material Operating Agreement that relates directly to Renovation Capital Expenditures.  The waivers set forth in this Section 3 are effective as of the Waiver Effective Date and only for the instances and to the extent set forth above (such Events of Default being so waived, being collectively, the “Specified Defaults”), and such limited waivers shall not constitute a course of dealing between Borrower, on the one hand, and the Agent and/or the Lenders, on the other hand.  Except as specifically provided herein, nothing contained herein shall constitute a waiver of any other or subsequent Event or Event of Default including any that may exist as of the date of this Amendment (other than those specified in Section 3 hereof), whether of the same or different nature or a waiver of any of the Agent’s or the Lenders’ rights and remedies under the Loan Agreement and/or any of the other Loan Documents, all of which are hereby reserved.

SECTION 4.           Covenants Of The Borrower.  The Borrower covenants and agrees with the Agent and each of the Lenders as follows:  (a)  This Amendment is a Loan Document and all of the Borrower’s obligations arising under and relating to this Amendment, including the exit fee set forth in Section 4(b) of this Amendment and the Borrower’s obligation to pay the Interest Differential (as defined below) set forth in Section 4(c) of this Amendment, constitute Obligations under the Loan Agreement.

(b)           On the date that the Obligations become due and payable (whether at scheduled maturity or by acceleration or by voluntary prepayment or mandatory prepayment or otherwise), the Borrower hereby agrees to pay to the Agent, for the ratable benefit of the Lenders, an exit fee equal to .75% percent of the outstanding principal balance of the Loans as of September 1, 2006 (i.e. an exit fee of $3,723,184.78 in the aggregate). Such exit fee shall be (i) in addition to any and all amounts then due and payable as of such payment date by the Borrower and Loan Parties pursuant to this Agreement and the other Loan Documents and any contingent obligations which by their terms survive termination of this Agreement and the other Loan Documents and (ii) deemed fully earned as of the Waiver Effective Date.

(c)           In addition to any amounts due and payable under Section 3.1 of the Loan Agreement (Term A Interest) or otherwise, the Borrower hereby agrees to pay to the Agent, for the ratable benefit of the Term Loan A Lenders, on each date that interest is due and payable under Section 3.1 (the “Term Loan A Interest Payment Date”) during the period commencing September 1, 2006 and ending on August 31, 2007, an amount (the “Term Loan A Interest Differential”) equal to the difference between (i) the amount of interest due and payable by the Borrower pursuant to Section 3.1(a) of the Loan Agreement on such Term Loan A Interest Payment Date (without regard to the imposition of any default rate of interest under Section 3.3 of the Loan Agreement and subject to adjustment as provided in the last sentence of this Section 4(c)) and (ii) an amount equal to a rate per annum equal to three month LIBOR plus 3.25% on the unpaid principal amount of the Term Loan A during the Fiscal Quarter last ended prior to such Term Loan A Interest Payment Date. The Term Loan A Interest Differential shall be payable on each Term Loan A Interest Payment Date in kind by each Term Loan A Lender’s pro rata amount of the

Term Loan A Interest Differential being automatically added to the principal amount of such Term Loan A Lender’s Loan on such Term Loan A Interest Payment Date.  The Borrower hereby agrees that the Term Loan A Interest Differential amount due under this Section 4(c) for the period commencing on September 1, 2006 and ending on the Term Loan A Interest Payment Date relating to the Fiscal Quarter ending September 30, 2006 (the “October 2006 Term Loan A Interest Payment Date”) shall be automatically added to the principal amount of such Term Loan A Lender’s Loan on the Waiver Effective Date if the Waiver Effective Date is after the October 2006 Term Loan A Interest Payment Date or otherwise shall be automatically added to the principal amount of such Term Loan A Lender’s Loan on the October 2006 Term Loan A Interest Payment Date. The Borrower hereby further agrees that the Term Loan A Interest Differential shall be due and payable for the period commencing July 2, 2007 and ending August 31, 2007 and shall be payable as provided above on the October 1, 2007 Interest Payment Date. The parties hereto further agree that in the event that the Borrower is required at any time under Section 3.1(a)(ii) to pay the Agent a Shortfall Interest Amount, the Borrower may pay the Shortfall Interest Amount by paying the Agent in cash the full amount of each Term Loan A Interest Differential that was added to the aggregate principal amount of the Term Loan A on each Term Loan A Interest Payment Date during the prior Fiscal Year as provided in this Section 4(c) and any Shortfall Interest Amount paid by Borrower and actually received by Agent in cash shall reduce, on a dollar for dollar basis, the amount of the Term Loan A Interest Differential that was added to the principal balance of the Term Loan A.”

(d)           As of October 2, 2006, the aggregate outstanding principal amount of the Loans is an amount equal to $495,043,387.53 (which does not give effect to any Term Loan A Interest Differential).

(e)           The Borrower’s obligations to the Agent and each of the Lenders as evidenced by or otherwise arising under the Loan Agreement and the other Loan Documents remain in full force and effect and are confirmed and ratified in all respects.

(f)            The amendments and waivers provided for herein are limited to the specific sections of the Loan Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same sections for any other date or purpose.

SECTION 5.           Representations and Warranties.  The Borrower and each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and Lenders that:

(a)           it has the requisite limited liability company power and authority to execute, deliver and perform the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary limited liability company action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

(b)           no consent of any Person (including, without limitation, shareholders or creditors of the Borrower or any Loan Party), and no consent, approval or authorization of, or filing with any Governmental Authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment and the other instruments and documents contemplated hereby which has not been duly obtained;

(c)           each of this Amendment and any other instruments and documents contemplated hereby has been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d)           the execution, delivery and performance by the Loan Parties of this Amendment, and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality applicable to the Loan Parties, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e)           after giving effect to this Amendment, there does not exist any Event or Event of Default; and

(f)            after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all respects on and as of the Waiver Effective Date as if such representations and warranties had been made on and as of the Waiver Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all respects as of such earlier date).

SECTION 6.           Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Waiver Effective Date”) upon which the following conditions have been satisfied in full or waived by the Agent in writing:

(a)           the Agent shall have received in form and substance satisfactory to the Agent and its counsel, counterparts of this Amendment duly executed by the Borrower and Agent and such other approvals or documents as the Agent may reasonably request.

(b)           the Agent shall have received in form and substance satisfactory to the Agent and its counsel, the Acknowledgement and Consents, in form set forth hereto as Exhibit B (each, a “Lender Consent”), executed by the Lenders constituting the Required Lenders.

(c)           the Agent shall have received in form and substance reasonably satisfactory to the Agent and its counsel a duly executed amendment to the Mortgage and increases to the Title Insurance Policy to reflect the agreements set forth in this Agreement.

(d)           counsel for the Agent shall have received, by wire transfer of immediately available funds, the outstanding attorneys’ fees and disbursements invoiced to the Borrower and required to paid under Section 13 of this Amendment and Section 11.10 of the Loan Agreement

(e)           the Agent shall have received such other instruments, documents and assurances as the Agent or its counsel may reasonably request.

SECTION 7.           Ratification; Waiver of Defenses; and Release.

(a)           The Loan Agreement and each of the other Loan Documents shall be and remain in full force and effect and are hereby ratified and affirmed in all respects.  The Borrower and each Loan Party hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Agreement and the other Loan Documents and the Liens in the Collateral which were granted pursuant to the Loan Documents and otherwise.

(b)           Each Loan Party, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Agent and each Lender and all of the affiliates of the Agent and each Lender, and all of the directors, officers, employees, attorneys, agents, successors and assigns of the Agent, each Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Loan Documents and any documents, agreements, dealings or other matters connected with any of the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof.  The waivers, releases, and discharges in this Section 7 shall be effective on the Waiver Effective Date regardless of any event that may occur or not occur after the date hereof.

(c)           This Amendment shall be limited precisely as written and shall not be deemed (i) other than as specifically provided herein, to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Loan Agreement or any of the instruments or agreements referred to therein or a waiver of any Event or Event of Default under the Loan Agreement  whether or not known to the Agent or the Lenders or as a consent, modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, (ii) to prejudice any other right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Loan Agreement or any of the instruments or agreements referred to therein or (iii) to constitute an acknowledgement, admission or course of conduct regarding the consent required to effectuate this Amendment or the Loan Documents.    The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.  Except to the extent hereby waived or modified, the Loan Agreement and each of the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

SECTION 8.           References.  All references to the “Loan Agreement,” “thereunder,” “thereof” or words of like import in the Loan Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Loan Agreement or any other Loan Document as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.  This Amendment shall constitute a Loan Document.

SECTION 9.           Counterparts.  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 10.         GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER  IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 11.         Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12.         Acknowledgement by Loan Parties.  Each of the Loan Parties hereby acknowledge that it has read this Amendment and consents to the terms hereof and further confirms and agrees that the Loan Documents to which such Loan Party is a party and all of the Collateral, as the case may be, described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 13.         Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 11.10 of the Loan Agreement shall extend to the preparation, execution and delivery of this Amendment (whether or not this Amendment becomes effective), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, counsel for the Agent.

SECTION 14.         Severability.  If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 15.         Survival.  All representations, warranties, covenants, agreements, undertakings, waivers and releases of the Borrower and the Loan Parties contained herein shall survive the Maturity Date and the indefeasible payment in full in cash of the Obligations.

SECTION 16.         Integration.  This Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

SECTION 17.         Consultation with Advisors.  The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment.  This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

SECTION 18.         Further Deliveries.  The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

SECTION 19.         Headings.  Section headings in this Amendment are included herein for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

OPBIZ, L.L.C., a Nevada limited liability company, as Borrower,
By:	MezzCo, L.L.C., a Nevada limited liability company, its sole member
By:	EquityCo, L.L.C., a Nevada limited liability company, its sole member

By:
Name:
		Title:	Manager
MEZZCO, L.L.C., a Nevada limited liability company, as Loan Party
By:	EquityCo, L.L.C., a Nevada limited liability company, its sole member
By:
Name:
		Title:	Manager

THE BANK OF NEW YORK, as Administrative Agent and Collateral Agent

By:
Name:
Title:

Exhibit A — Form of Lender Consent

Acknowledgement and Consent

To:          The Bank of New York, as Administrative Agent and Collateral Agent

Re:          Opbiz, L.L.C.

Reference is made to the Second Amended and Restated Loan and Facilities Agreement, dated as of August 31, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), among by and among Opbiz, L.L.C., a Nevada limited liability company, as borrower (the “Borrower”), the lenders party thereto (the “Lenders”), and The Bank of New York, as administrative agent and as collateral agent (the “Agent”).

The Borrower has requested that the Lenders waive certain existing Events of Default and amend the Loan Agreement as set forth in the Waiver and Amendment attached hereto as Exhibit A (the “Amendment”).

Pursuant to Section 11.14 (Modifications) of the Loan Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Agent to execute and deliver the Amendment on its behalf.

Very truly yours,
[INSERT NAME OF LENDER]

By:
Name
Title:

Dated as of October ___, 2006

 EXHIBIT B TO WAIVER AND AMENDMENT NO. 1

FORM OF CONSTRUCTION DRAW REQUEST

[DATE]

Mr. Stephen C. Jerard
The Bank of New York, as Agent
600 East Las Colinas Blvd, #1300
Irving, Texas 75039

Re:      Construction Draw Request

Dear Steve:

Reference is made to the Amended and Restated Loan and Facilities Agreement, dated as of August 31, 2004 (as the same may be amended, supplemented or modified from time to time in accordance with its terms, the “Loan Agreement”), by and among the lenders party thereto, The Bank of New York, as administrative agent and collateral agent (the “Agent”), and Opbiz, L.L.C., a Nevada limited liability company, as borrower (the “Borrower”).

The Borrower hereby requests that [$_____] be disbursed from the Renovation Capital Expenditure Account and hereby notifies the Agent that of the [$______] requested to be disbursed, $[       ] shall be used to purchase prepaid fabricated items or deposits for the purchase of fixtures or materials as permitted by Section 7.13 of the Loan Agreement and as described in more detail below.

The Borrower will use the funds to [DESCRIBE USE OF FUNDS] and in particular shall pay the following Persons the following amounts upon receipt of the funds [INSERT NAME OF ALL ENTITIES RECEIVING PAYMENT AND AMOUNT OF SUCH PAYMENT].

Attached hereto as Exhibit A is a comparison between expenses incurred to date for Renovation Capital Expenditures and (x) expenses budgeted in the Borrower phasing plans delivered to the Agent on or about September 20, 2006 and (y) expenses budgeted in the Borrower’s overall budget.

Attached hereto as Exhibit B is a list of the amount and nature of any Renovation Capital Expenditures made since the last request for disbursement of funds with, to the extent not previously delivered to the Agent, attached copies of any contracts entered into, invoices received and evidence of payment made with respect to any such expenditure.

Attached hereto as Exhibit C are copies of any construction draw requests, invoices and other disbursement requests received by the Borrower or any Affiliate which the Borrower intends to pay with the funds that it is currently requesting to be disbursed.

Attached hereto as Exhibit D is an updated version of the Borrower’s phasing plans that were initially submitted to the Agent on or about September 20, 2006 (Borrower shall use the same form and just update the amounts and other information).

The Borrower hereby represents and warrants to the Agent and the Lenders that it shall use the funds as required by the Loan Agreement (including without limitation Section 7.13) and that no Event of Default exists or would exist after giving effect to this construction draw request.

OPBIZ, L.L.C.
By:
Name:
Title: